Exhibit 10.1

CONSULTING AGREEMENT, dated as of July 27, 2007, (this “Agreement”) by and between ELITE PHARMACEUTICALS, INC., a Delaware corporation with its principal place of business located at 165 Ludlow Avenue, Northvale, NJ 07467 (the “Company”), and Willstar Consultants, Inc. (the “Consultant”).

     WHEREAS, the Company desires to obtain the services and advice of the Consultant and the Consultant desires to render such services and advice to the Company.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the parties agree as follows:

1.    SERVICES

     The Consultant agrees to perform such consulting and advisory services as may be requested by the Chief Executive Officer of the Company or his designee and as the Company and the Consultant shall agree from time to time, including, without limitation, provide advice with respect to overall strategic planning, business opportunities, acquisition policy, commercial and investment banking relationships, stockholder matters, and such other related services as may be mutually agreed upon by Consultant and the Company. The Consultant shall render such services either in person (at the Company’s facilities or at such other location as is reasonably acceptable to the Company and the Consultant) or by telephone, as the Company may reasonably request. The parties hereto agree that Diane Will shall deliver all of the services on behalf of the Consultant hereunder.

2.    TERM

     The term of this Agreement shall commence on the date hereof and continue for a period of one hundred twenty (120) days from the date hereof (the “Term”), subject to earlier termination by the Company under Section 4 hereof.

3.    COMPENSATION

     3.1.    Cash Compensation

     During the Term, the Company will pay the Consultant, collectively, consulting fees in the amount of Fifty Thousand Dollars (US$50,000), of which Twelve Thousand Five Hundred Dollars (US$12,500) shall be paid upon the date hereof, and of which three subsequent payments, each payment to be made per calendar month (“Monthly Consulting Fee”) shall be made in the amount of Twelve Thousand Five Hundred Dollars (US$12,500), each on the thirtieth (30th), sixtieth (60th), and ninetieth (90th) day from the date hereof. The Consultant will invoice the Company for consulting fees on a monthly basis, and the Company agrees to pay such invoices on a monthly basis after receipt thereof. Consulting fees for any partial period shall be prorated.

     3.2.    Equity Compensation

     Upon the execution of this Agreement, the Company shall grant to the Consultant options (the “Options”) to purchase, in the aggregate, up to ninety thousand (90,000) shares (the “Option Shares”) of Common Stock, par value $0.01 per share, of the Company pursuant to the terms and provisions of the Company’s stock option plan and the form of stock option agreement (the “Option Agreement”) attached hereto as Exhibit A. The Options shall vest according to the following schedule: (i) thirty thousand (30,000) Option Shares shall vest upon the first anniversary of the date of grant of the Options, (ii) another thirty thousand (30,000) Option Shares shall vest upon the second anniversary of the date of grant of the Options, and (iii) the remaining thirty thousand (30,000) Option Shares shall vest upon the third anniversary of the date of grant of the Options.

4.    TERMINATION

     This Agreement may be terminated by either party to this Agreement upon thirty (30) days prior written notice. If this Agreement is terminated by the Company without Cause (as defined below), the remaining payments due to Consultant under Section 3.1 shall be accelerated, and shall be due and payable in full within ten (10) days after notification of the Company’s intention to terminate this Agreement. If this Agreement is terminated by the Company for Cause, or by the Consultant for any reason, all remaining payments otherwise due to the Consultant under Section 3.1 shall terminate.

     For purposes hereof, “Cause” shall mean, (i) the Consultant’s breach of or default under the terms of this Agreement (including a failure to perform her duties and responsibilities with respect to the Company), which breach or default continues beyond fifteen (15) days after a written demand for performance or compliance is delivered to the Consultant by the Company; (ii) the violation of any securities law by the Consultant; (iii) gross negligence or willful misconduct by the Consultant, in each case that has a material adverse effect upon the Company; (iv) the Consultant’s commission of, or pleading guilty or nolo contendere to, a felony or a crime involving moral turpitude, fraud, or embezzlement; or (v) the Consultant's breach of any provision of Section 5 of this Agreement.

5.    PROPRIETARY INFORMATION

          (a) The Consultant agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company’s products, business, business relationships or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists and contacts at or knowledge of customers or prospective customers of the Company. The Consultant will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of its duties as a consultant of the Company) without written approval by an officer of the Company, either during or after the Term.

          (b) The Consultant agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing Proprietary Information, whether created by the Consultant or others, which shall come into its custody or possession, shall be and are the exclusive property of the Company to be used by the Consultant only in the performance of its duties for the Company.

          (c) The Consultant’s obligations under this Section 5 shall not apply to any information that (i) is generally known to the public at the time of disclosure or becomes generally known without the Consultant violating this Agreement, (ii) is in the Consultant’s possession at the time of disclosure without the Consultant violating this Agreement, (iii) becomes known to the Consultant through disclosure by sources other than the Company without such sources violating any confidentiality obligations to the Company, or (iv) is independently developed by the Consultant without reference to or reliance upon the Company’s Proprietary Information.

          (d) Upon termination of this Agreement or at any other time upon request of the Company, the Consultant shall promptly deliver to the Company all records, files, memoranda, notes, designs, data, reports, price lists, customer lists, drawings, plans, computer programs, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproductions of such materials) containing or relating to Proprietary Information of the Company. After such delivery, the Consultant shall not retain any such materials or copies thereof.

          (e) The Consultant acknowledges that any breach of the provisions of this Section 5 shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law). The Company may terminate this Agreement, effective immediately upon the giving of written notice, if the Consultant breaches or threatens to breach any provision of this Section 5.

6.    REPRESENTATIONS AND WARRANTIES

          6.1.    Representations and Warranties of the Company.

     The Company hereby represents and warrants as of the date hereof to the Consultant as follows:

          (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Consultant of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Consultant.

          (b) This Agreement constitutes the valid and legally binding obligation of such Consultant, enforceable against it in accordance with its terms.

          6.2.    Representations and Warranties of the Consultant.

     The Consultant hereby represents and warrants as of the date hereof to the Company as follows:

          (a) Such Consultant is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by such Consultant of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Consultant. This Agreement constitutes the valid and legally binding obligation of such Consultant, enforceable against it in accordance with its terms.

          (b) Such Consultant understands that the Options are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Options as principal for its own account and not with a view to or for distributing or reselling such Options or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Options in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Options in violation of the Securities Act or any applicable state securities law. Such Consultant is acquiring the Options hereunder in the ordinary course of its business.

          (c) At the time such Consultant was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Consultant is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

          (d) Such Consultant, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Option and the Option Shares (collectively the “Securities”), and has so evaluated the merits and risks of such investment. Such Consultant is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Consultant has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offer of the Securities and other matters pertaining to such investment.

          (e) To the Consultant’s knowledge, such Consultant is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

7.    INDEPENDENT CONTRACTOR STATUS

      The Consultant shall perform all of its services under this Agreement as an “independent contractor” and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner. The Consultant is not entitled to any benefits, insurance coverage or privileges, including, without limitation, social security, unemployment, medical or pension benefits, made available to the employees of the Company.

8.    NOTICES

     All notices required or permitted under this Agreement shall be in writing and shall be mailed, delivered, or faxed and confirmed in writing, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 9, and any such notices and other communications shall take effect at the time of receipt thereof.

9.    ENTIRE AGREEMENT; AMENDMENT

     This Agreement constitutes the entire agreement between the parties and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement. This Agreement may be amended only by a written instrument executed by the Company and the Consultant.

10.    GOVERNING LAW

     This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

11.    SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by it without the Company’s express written consent.

12.    NO CONFLICTS

     The Consultant represents and warrants to the Company that it is free to be engaged by the Company upon the terms contained in this Agreement and that there are no consulting agreements, employment contracts, restrictive covenants or other agreements or fiduciary obligations preventing or interfering with in any manner whatsoever the full performance of such Consultant’s duties hereunder.

13.    LEGAL COMPLIANCE

     The Consultant will comply with all applicable governmental laws, ordinances, rules and regulations applicable to the performance of the services hereunder.

14. NON-SOLICITATION

     The Consultant agrees that during the term of this Agreement and for a period of one year thereafter, it will not, in any manner, directly or indirectly hire or engage any employee or consultant of the Company, its parent, its subsidiaries or affiliates or assist any person, firm or corporation in doing so.

15.    SECURITIES LAWS

     The Consultant acknowledges that it is aware (and that its employees have been advised) that the United States securities laws (“Securities Laws”) prohibit the Consultant, its respective employees, and any person or entity who has received material non-public information about the Company, its parent, subsidiaries or affiliates, from purchasing or selling securities of Elite Pharmaceuticals, Inc. or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance on such information. The Consultant shall not do or perform any act in violation of any Securities Laws or other applicable securities law.

16.    NO GRANTING OF LICENSE

     Nothing herein contained is intended or shall be interpreted as (a) granting or creating any right or license in or to the Consultant with respect to any patent rights, copyrights, trademarks, trade secretes, or other intellectual property or proprietary rights owned or controlled by the Company, or (b) waiving or relinquishing any rights of enforcement that the Company may have with respect to patent, copyright, trademark, trade secrets, or other intellectual or other proprietary infringement or misappropriation.

17.    WAIVER; AUTHORITY; SEVERABILITY

     A waiver by a party hereto of a breach of any term, covenant or condition of this Agreement by the other party hereto shall not operate or be construed as a waiver of any other or subsequent breach by such party of the same or any other term, covenant or condition hereof. In the event that any of the provisions of this Agreement, or any portion thereof, shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired but shall remain in full force and effect.

18.    ATTORNEYS’ FEES

     In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

ELITE PHARMACEUTICALS, INC.

By: /s/ Bernard Berk
Name: Bernard Berk
Title: CEO

WILLSTAR CONSULTANTS, INC.

By: /s/ Diane Will
Name: Diane Will
Title: